UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 26, 2023

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W Wall St, Suite 102 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2023, Celina A. Davila was appointed as Chief Accounting Officer of ProPetro Holding Corp. (the “Company”), effective immediately . Effective as of the date of appointment, Ms. Davila will act as the Company’s principal accounting officer. As a result of Ms. Davila’s appointment as Chief Accounting Officer of the Company, effective November 26, 2023, the Compensation Committee of the Company’s board of directors (the “Committee”) approved for Ms. Davila (i) an annual base salary of $280,000, (ii) participation in the Company’s Vehicle Allowance Program with a monthly allowance of $1,200 and (iii) eligibility to earn an annual cash bonus under the Amended and Restated ProPetro Holding Corp. Executive Incentive Bonus Plan (the “Bonus Plan”) with a target value of 50% of Ms. Davila’s annual base salary for each complete calendar year that Ms. Davila is employed by the Company (subject to the terms and conditions of the Bonus Plan). The Committee also designated Ms. Davila as a “Tier 2 Executive” under the ProPetro Services, Inc. Second Amended and Restated Executive Severance Plan (the “Severance Plan”). On November 27, 2023, Ms. Davila entered into a participation agreement under the Severance Plan reflecting her participation and Tier designation. The foregoing description of the participation agreement is not complete and is qualified in its entirety by reference to Ms. Davila’s participation agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Ms. Davila, age 43, has served in various roles of increasing responsibility at the Company since January 2019. Prior to her appointment as Chief Accounting Officer, Ms. Davila served as the Company’s Director of Accounting and Corporate Controller since August 2022 and as Corporate Controller since October 2019. Ms. Davila joined the Company in January 2019 as Hydraulic Fracturing Controller. Prior to joining the Company, Ms. Davila served in various roles at Pioneer Natural Resources Company, a leading independent natural resources company, from 2012 to 2018, including Accounting Manager and, prior to that, Accounting Supervisor. Ms. Davila began her career as a Senior Auditor at Johnson, Miller, and Co. Ms. Davila is a Certified Public Accountant and holds a Bachelor of Arts in Accounting and a Master's in Business Administration from Texas Tech University.

In connection with her appointment, the Company entered into an Indemnification Agreement with Ms. Davila (the “Indemnification Agreement”) pursuant to which the Company will be required to indemnify Ms. Davila to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and to advance her expenses incurred as a result of any proceeding against her to which she could be indemnified. The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

There are no understandings between Ms. Davila and any other persons pursuant to which she was selected to serve as the Company’s Chief Accounting Officer. There are no family relationships between Ms. Davila and any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On November 28, 2023, the Company issued a press release announcing the appointment discussed herein, among other things. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of Participation Agreement pursuant to the ProPetro Services, Inc. Second Amended and Restated Executive Severance Plan (incorporated by reference to Exhibit 10.5 to ProPetro Holding Corp.’s Current Report on Form 8-K, dated October 26, 2020).

Exhibit Number	Description of Exhibit
10.2	Form of Indemnification Agreement for Officers and Directors of ProPetro Holding Corp. (incorporated by reference to Exhibit 10.33 to ProPetro Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2018).

99.1	Press release dated November 28, 2023.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: November 28, 2023	By:	/s/ David S. Schorlemer
David S. Schorlemer
Chief Financial Officer

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